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Exhibit T3E-11

UPC Polska, Inc.
Voting Materials for General Unsecured Claims (Class 5)

        UPC Polska, Inc. ("UPC Polska") is soliciting votes on the First Amended Plan of Reorganization, dated October 27, 2003, filed in its Chapter 11 case (the "Plan"). This booklet contains:

  •
  The Plan Ballot for General Unsecured Claims.

Please complete the Plan Ballot and return it separately as specified in the Voting Instructions. If you hold claims in more than one class, you will receive separate applicable Voting Materials for each claim that you are entitled to vote.

        The enclosed First Amended Disclosure Statement (the "Disclosure Statement") describes the Plan and contains information to assist you in deciding how to vote. The Disclosure Statement also contains a copy of the Plan. Please review the Disclosure Statement, the Plan and these Voting Materials carefully before you vote. You may wish to seek legal, financial, or tax advice concerning the Plan, your claim's classification and treatment under it.

        Questions. If you have any questions about this Plan Ballot, the voting procedures, or if you believe that you have received the wrong ballot, or if you do not have a copy of the Disclosure Statement, please contact the Voting Agent, Bankruptcy Services LLC, 757 Third Avenue, Third Floor, New York, NY 10017, tel. (646) 282-2500.

VOTING DEADLINE

        The Plan Voting Deadline is 5:00 p.m., New York City Time, on Monday, November 24, 2003.

        You should promptly return the Plan Ballot as specified in the Voting Instructions.

        If your Plan Ballot is received by the Voting Agent after the Plan Voting Deadline of November 24, 2003, your vote will not count.

        Do not fax any part of your Plan Ballot to the Voting Agent. Faxed Plan Ballots will not be counted.

Ex. D	Voting Materials for General Unsecured Claims (Class 5)

VOTING INSTRUCTIONS
HOW TO VOTE ON THE PLAN

1.
Complete both Item 1 and Item 2 on the Plan Ballot.

2.
Read Item 3 (if applicable). You must vote the entire amount of your general unsecured claim either to accept or to reject the Plan. You may not split your vote.

3.
Review the certifications contained in Item 4.

4.
Sign the Plan Ballot. If you are an authorized signatory for more than one holder of a general unsecured claim against UPC Polska, you must execute a separate Plan Ballot for each holder.

5.
Return the Plan Ballot to the Voting Agent in the enclosed pre-addressed envelope so that the Voting Agent receives it by the Plan Voting Deadline. The Voting Agent will then process your vote.

Ex. D	Voting Materials for General Unsecured Claims (Class 5)

USC POLSKA, INC. Voting Materials for General Unsecured Claims (Class 5)

Item 1.    Amount of General Unsecured Claim Voted. I certify that as of the Voting Record Date of October 31, 2003, I held a general unsecured claims against UPC Polska in the following amount, calculated as of the Petition Date of July 7, 2003 (insert amount in box below) or that I am the authorized signatory of the holder.

$

Item 2.    Vote on Plan (check only ONE box).

☐	ACCEPT (vote FOR) the Plan.	☐	REJECT (vote AGAINST) the Plan.

Item 3.    Other General Unsecured Claims Held. If you hold more than one general unsecured claim against UPC Polska, you must accept or reject the Plan for all such claims. You may not split your vote. By returning this Plan Ballot, you certify that this Plan Ballot is the only ballot for all of your general unsecured claims against UPC Polska.

Item 4.    Certification. By returning this Plan Ballot, I:

  (a)
  certify that I (i) have full power and authority to vote to accept or reject the Plan with respect to the general unsecured claims against UPC Polska identified in Item 1, and (ii) the holder of the general unsecured claim set forth in Item I above has received a copy of the Disclosure Statement (including the exhibits therein); and

  (b)
  agree to provide proof of my authority to vote this Plan Ballot if required or requested by the Voting Agent, UPC Polska or the Bankruptcy Court.

Date: , 2003	Signature:

Name of Holder:
(Print or Type)
Social Security or Federal Tax I.D. No.:
(Optional)
Name of Person Signing:
(If Other than Holder)
Title (if corporation, partnership, or LLC):
(If Other than Holder)
Street Address:

City, State, Zip Code:

Telephone Number:

Ex. D	Voting Materials for General Unsecured Claims (Class 5)

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Exhibit T3E-11